SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (hereinafter the “Agreement”) is made by and between KonaTel, Inc., a Delaware corporation (“KT”), IM Telecom, LLC, an Oklahoma limited liability company, dba Infiniti Mobile (“IM”), and Trevan Morrow (“Morrow”).

WHEREAS, on or about February 5, 2018, KT and Morrow entered into an Agreement for the Purchase and Sale of Membership Interest (“PSMI”) wherein KT purchased 100% of all membership interests in IM Telcom (“IM”) from Morrow;

WHEREAS, the purchase transaction closed on or about January 31, 2019;

WHEREAS, IM and KT have recently received notification from the Universal Administrative Service Company (“UASC”) (as the administrator for the Federal Communications Commission universal service Lifetime program) that IM violated the rules of the program by receiving $168,667 in overpayments from the Lifeline program from August 2016, through July 2017, and is now demanding that IM reimburse said amount to UASC (the “Claim”);

WHEREAS, pursuant to Section 4.13 of the PSMI, Morrow represented and warranted to KT that there were no claims or disputes with the FCC or any regulator and that IM had no liabilities;

WHEREAS, pursuant to Section 8 of the PSMI, Morrow agreed to defend, indemnify and hold KT harmless from any liability arising from the breach of any representation or warranty made by Morrow;

WHEREAS, except as stated herein, the PSMI is still in full force and effect; and

WHEREAS, the parties hereto now desire to settle the claim by KT against Morrow arising out the Claim as an overpayment refund demanded by the UASC, such Claim coming within the indemnification provisions of Section 8 of the PSMI.

NOW THEREFORE, for valuable consideration, the parties hereto agree as follows:

1.

Release of Morrow.  KT hereby releases Morrow from any and all claims, causes of action or other liability arising from the Claim or otherwise concerning the disputed overpayment to IM of $168,677, only. Further, KT and IM shall indemnify, defend and hold Morrow harmless from all such claims and demands from the UASC for repayment of the $168,677.

2.

Cancellation of Option.  In consideration of the release of Morrow contained in the preceding paragraph, the parties agree to mutually terminate (1) that certain Independent Contractor Agreement dated February 5, 2018, between the parties hereto, and (2) that certain Incentive Stock Option Agreement dated January 31, 2019, whereby KT granted Morrow an option to purchase 500,000 shares of KT common stock at an exercise price of $0.20 per share (the “KT Stock Option”).  Morrow represents and warrants that the KT Stock Option he presently owns has not been sold, assigned, pledged or hypothecated in any manner whatsoever and that he is solvent and able to pay his debts as they become due.  The termination of both agreements shall be immediately effective and both agreements are hereby declared null and void, without qualification.

3.

Cooperation.  Each party to this Agreement shall execute and deliver any document which is reasonably necessary to achieve the goals and purposes of this Agreement.

4.

Entire Agreement.  This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matters hereof; and fully supersedes any and all other prior understandings, representations, warranties and agreements between the parties hereto, or any of them, pertaining to the specific subject matter hereof; and may be amended only by a writing signed by all parties hereto.

5.

Independent Advice of Counsel.  The parties hereto, and each of them, represent and declare that in executing this Agreement, they rely solely upon their own judgment, belief and knowledge, and the advice and recommendations of their own independently selected counsel, concerning the nature, extent and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the same by any of the parties hereto or by any person representing them, or any of them.

6.

Counterparts.  This Agreement may be in one or more counterparts, each of which may include multiple signature pages, each shall be an original and shall constitute one and the same Agreement, all of which shall be deemed to constitute one and the same instrument, but is not binding until signed by all signatories listed below.

Photocopies of original signature pages may be deemed as originals.  Each party hereto authorizes their attorney to remove from the counterpart copy of this Agreement executed and acknowledged by such party the page containing such party’s signature, and to attach such signature page to a copy of this Agreement containing the signature pages executed by all other parties.

7.

Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding on, the parties to this Agreement and upon their respective successors, assigns, parent companies, divisions, subsidiaries, affiliates, related corporations, members, stockholders, directors, officers, employees, insurers, lenders, mortgage holders, tenants, lessees, residents, creditors, partners, joint venturers, legal representatives, agents, heirs, administrators, trusts, trustees, beneficiaries, creditors, assigns, and legal and equitable owners.

8.

Severability.  If any provision or any part of any provision of this Agreement shall for any reason be held to be invalid, unenforceable or contrary to public policy or any law, then the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

9.

No Spousal Interest.  By her signature below, Jennifer Morrow, the spouse of Trevan Morrow, acknowledges and confirms that she releases any and all interest she may have in the KT Stock Option.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of August 22, 2019.

KonaTel, Inc.

IM Telecom, LLC

By:

/s/ D. Sean McEwen

By:

/s/ Charles L. Schneider, Jr.

Name:

D. Sean McEwen

Name:

Charles L. Schneider, Jr.

Title:

Chairman / CEO

Title:

President / CEO

Trevan Morrow

Jennifer Morrow

/s/ Trevan Morrow

/s/ Jennifer Morrow

Trevan Morrow, Individually

Jennifer Morrow, Individually

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